EXHIBIT 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: July 20, 2023
POINT72 ASSET MANAGEMENT, L.P.

	By:	/s/ Jason M. Colombo
Name: Jason M. Colombo
Title: Authorized Person

POINT72 CAPITAL ADVISORS, INC.

	By:	/s/ Jason M. Colombo
Name: Jason M. Colombo
Title: Authorized Person

CUBIST SYSTEMATIC STRATEGIES, LLC

By:	/s/ Jason M. Colombo
Name: Jason M. Colombo
Title: Authorized Person

POINT72 BIOTECH PRIVATE INVESTMENTS, LLC

By:	/s/ Vincent Tortorella
Name: Vincent Tortorella
Title: Authorized Person

DIFFERENTIATED VENTURES INVESTMENTS, LLC

By:	/s/ Vincent Tortorella
Name: Vincent Tortorella
Title: Authorized Person

72 INVESTMENT HOLDINGS, LLC

By:	/s/ Jason M. Colombo
Name: Jason M. Colombo

Title: Authorized Person

STEVEN A. COHEN

By:	/s/ Jason M. Colombo
Name: Jason M. Colombo
Title: Authorized Person